SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)  September 4, 2003

                            REINHOLD INDUSTRIES,INC.
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             (Exact name of registrant as specified in its charter)



     DELAWARE                     0-18434             13-2596288
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(State or other jurisdiction     (Commission       (IRS Employer
of incorporation)                 File Number)      Identification No.)



12827 EAST IMPERIAL HWY., SANTA FE SPRINGS, CA                90670
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code      (562) 944-3281



                                       N/A
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       (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS




        REINHOLD INDUSTRIES, INC. EXPLORING STRATEGIC ALTERNATIVES

         SANTA FE SPRINGS, CA, Thursday, September 4, 2003 - Reinhold Industries, Inc. (Nasdaq: [RNHDA]) (the "Company") of Santa Fe Springs, California, today announced that it has retained William Blair & Company, L.L.C., as its financial advisor to assist the board of directors of the Company in identifying and exploring strategic alternatives with the ultimate goal of maximizing shareholder value. The alternatives being evaluated include a merger or other transaction that could result in a change in control of the Company.

         Michael T. Furry, President and Chief Executive Officer of the Company said, "We feel that working with William Blair will enable the Company to fully explore all possible opportunities for maximizing shareholder value in a manner consistent with our continuing commitment to our customers, employees and suppliers."

         About Reinhold Industries, Inc.

     Reinhold Industries, Inc. is a manufacturer of advanced custom composite components, sheet molding compounds, and graphic arts and industrial rollers for a variety of applications in the United States and Europe.

         This news release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties, and the Company's actual experience may differ materially from that anticipated in such statements. Factors that might cause such a difference include those discussed in the Company's filings with the Securities and Exchange Commission, including but not limited to its most recent proxy statement, Form 10-K and Form 10-Q.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    REINHOLD INDUSTRIES, INC.


  Date:  September 4, 2003          By  /s/ BRETT R. MEINSEN

                                    Brett R. Meinsen
                                    Vice President - Finance and Administration,
                                    Treasurer and Secretary